SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2026

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1955 Lake Park Drive, Suite 300
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On May 18, 2026, GeoVax Labs, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers party thereto, pursuant to which the Company agreed to issue and sell, in an unregistered private placement (the “Offering”), (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,027,027 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock” and, such shares, the “Pre-Funded Warrant Shares”) and (ii) common warrants to purchase up to an aggregate of 4,054,054 shares of Common Stock, comprised of (A) Series A common warrants (the “Series A Common Warrants”) to purchase up to an aggregate of 2,027,027 shares of Common Stock and (B) Series B common warrants (the “Series B Common Warrants” and, together with the Series A Common Warrants, the “Common Warrants”) to purchase an aggregate of up to 2,027,027 shares of Common Stock (such shares issuable upon exercise of the Common Warrants, the “Common Warrant Shares”). The offering price was $1.4799 per Pre-Funded Warrant and accompanying Common Warrants. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and may be exercised at any time until exercised in full. The Common Warrants will be exercisable immediately at an exercise price of $1.48 per share. The Series A Common Warrants will expire five years after issuance and the Series B Common Warrants will expire eighteen months after issuance.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Warrants, is approximately $2.7 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on May 19, 2026.

Each of the Pre-Funded Warrants and the Common Warrants have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D. The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

A.G.P./Alliance Global Partners (the “Placement Agent”) acted as the exclusive placement agent in connection with the Offering under a Placement Agency Agreement, dated as of May 18, 2026 (the “Placement Agency Agreement”) between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering. The Company also agreed to reimburse the Placement Agent up to $70,000 for accountable expenses including the Placement Agent’s legal fees and expenses, and up to $20,000 for non-accountable expenses. Additionally, the Company has also agreed to pay the Placement Agent a tail fee equal to the cash compensation in the Offering, if any investor who was contacted or introduced to the Company by the Placement Agent provides the Company with capital in any public or private offering or other financing or capital raising transaction during the 6-month period following expiration or termination of the Company’s engagement with the Placement Agent.

In the Purchase Agreement, the Company agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after Effective Date (as defined in the Purchase Agreement). In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) for 180 days after the Effective Date, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of Common Stock any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Common Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the option of the purchase, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

The foregoing description of the material terms of the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants and the Common Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Placement Agency Agreement, the form of Pre-Funded Warrant, the form of Series A Common Warrant and the form of Series B Common Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Company has agreed to issue the Pre-Funded Warrants and the Common Warrants pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Common Warrant Shares pursuant to the same exemption. The description of the Pre-Funded Warrants and the Common Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. Each of the forms of Pre-Funded Warrant, Series A Common Warrant and Series B Common Warrant has been filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On May 18, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Common Warrant
4.3	Form of Series B Common Warrant
10.1	Form of Purchase Agreement
10.2	Form of Placement Agency Agreement
99.1	Press Release dated May 18, 2026, announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoVax Labs, Inc.

May 19, 2026	By:	/s/ Mark W. Reynolds
	Name:	Mark W. Reynolds
	Title:	Chief Financial Officer